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CONSENT OF INDEPENDENT ACCOUNTANTS                                  EXHIBIT 23.0

          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84050) of Laser Vision Centers, Inc. of our report dated June 14, 2001 relating to the consolidated financial statements, which appears on page F-1 of this Form 10-K. We also consent to the incorporation by reference of our report dated June 14, 2001 on the financial statement schedule, which appears on page F-27 of this Form 10-K.



[SIG.]

PricewaterhouseCoopers LLP
St. Louis, Missouri
July 24, 2001